EXHIBIT 10.2

STELLENT, INC.
AMENDMENTS TO
OPTIKA INC. 2003 EQUITY INCENTIVE PLAN

     Section 4.1 of the Optika Inc. 2003 Equity Incentive Plan (the “2003 Plan”) adopted by Stellent, Inc. (“Stellent”) in connection with its acquisition of Optika Inc. was amended and restated in its entirety by a written action by the Board of Directors of Stellent effective as of July 28, 2004, to read as follows:

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000.

     Section 9.1 of the 2003 Plan was amended by a written action by the Board of Directors of Stellent effective as of July 28, 2004, to include a new Section 9.1.3, which states, in its entirety, as follows:

     9.1.3 Termination of Additional Grants. Notwithstanding any other provisions of this Section 9, no Options to purchase Shares shall be granted under this Section 9.1 after May 28, 2004.

     Except as set forth above, the 2003 Plan remains in full force and effect without amendment or modification in any respect.